UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 26, 2010
Date of Report (Date of earliest event reported)
Actuate Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
2207 Bridgepointe Parkway
Suite 500
San Mateo, California 94404
(Address of principal executive offices)(Zip Code)
(650) 645-3000
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On January 26, 2010, the Compensation Committee of the Board of Directors of Actuate Corporation (the “Company”) approved awards of restricted stock units to certain named executive officers of the Company under the Company’s 1998 Equity Incentive Plan (the “Plan”). Each awarded restricted stock unit will entitle the recipient to one share of common stock on the date when the applicable vesting requirements for that unit are satisfied. Unless the named executive officer elects to defer the issuance of the shares of common stock until the named executive officer’s separation from service from the Company, the shares of common stock will be issued as the units vest.
The number of restricted stock units granted on January 26, 2010 to the Company’s named executive officers pursuant to the Plan is set forth below:

Number of Restricted
Name	Stock Units
Peter I. Cittadini	75,000
Daniel A. Gaudreau	50,000
Bernard M. Skomra	18,750
Thomas E. McKeever	7,500
N. Nobby Akiha	6,750
Mark A. Coggins	6,750
The restricted stock units granted to the named executive officers will vest in four successive equal annual installments with the first installment to vest on February 26, 2011 and the remaining installments to vest on the second, third and fourth anniversaries of the January 26, 2010 award date, provided the recipient remains in the Company’s continuous service through each such date. The restricted stock units will vest in full on an accelerated basis upon the termination of the named executive officer’s employment under certain prescribed circumstances within 12 months following certain changes in ownership or control of the Company or during the period commencing with the Company’s execution of a definitive agreement to effect a change in control and ending on the earlier to occur of (i) the closing of the change in control transaction or (ii) the termination of such definitive agreement.
On January 26, 2010, the Compensation Committee of the Company’s Board of Directors also approved stock option awards to certain named executive officers of the Company under the Plan. Each awarded stock option has an exercise price per share of $4.80, the closing selling price per share on the grant date, and a maximum term of ten years measured from the grant date, subject to earlier termination upon the individual’s cessation of service with the Company.
The number of shares of the Company’s common stock subject to each of the stock options granted on January 26, 2010 to the Company’s named executive officers pursuant to the Plan is set forth below:

Number of Shares
Subject to Option
Name	Grants
Bernard M. Skomra	212,000
Peter I. Cittadini	150,000
Daniel A. Gaudreau	100,000
Thomas E. McKeever	85,000
Mark A. Coggins	76,500
N. Nobby Akiha	76,500
The stock options granted to the named executive officers will vest and become exercisable in four successive equal annual installments measured from the grant date, provided the recipient remains in the Company’s continuous service through each such date, subject to accelerated vesting as described in their change of control agreements, the form of which was filed with the Securities and Exchange Commission on December 27, 2007.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) George B. Beitzel had advised the Board of Directors of the Company that he will not stand for re-election as a director at the Company’s annual meeting of stockholders to be held on May 26, 2010. In light of Mr. Beitzel’s decision, on January 26, 2010, the Board of Directors of the Company has decided to reduce the number of authorized directors of the Company from six to five, effective as of immediately prior to the annual meeting of stockholders, and has amended its Amended and Restated Bylaws accordingly. A copy of the amendment to the Amended and Restated Bylaws of the Company is attached hereto as Exhibit as 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Amendment to Amended and Restated Bylaws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actuate Corporation

Date: January 28, 2010	By:	/s/ Peter I. Cittadini
		Name:	Peter I. Cittadini
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment to Amended and Restated Bylaws